SMITH BARNEY EQUITY FUNDS
                  January 1, 1997 through June 30, 1997
                              10f-3 Report


                                                       % of
               Trade                              Purchase  Fund % of
Issuer              Date Selling Dealer      Shares         Price
Assets    Issue

Kilrou Realty Corp  1/28/97   Pru Bache      18,500         $23.00
0.12%     0.16%

Knightsbridge Tankers    2/26/97   Goldman, Sachs      45,000
20.00          0.26 0.36

Provident Companies 5/5/97    Morgan Stanley      15,000           53.00
0.22 2.87

New Jersey          6/26/97   Morgan Stanley      $1,000,000
100.00         0.27 0.04